Exhibit 4.1

ADVANCED MICRO DEVICES, INC., as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of June 16, 2014

$500,000,000

7.00% Senior Notes due 2024

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(b)(1)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	10.03
(c)	10.03
313(a)	7.06
(b)	7.08
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.16
(b)	N.A.
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.12
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04(b)
317(a)(1)	6.09
(a)(2)	6.10
(b)	2.05; 7.12
318(a)	N.A.

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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		Page

SECTION 10.12	Consent to Jurisdiction and Service; Waiver of Immunity	77
SECTION 10.13	Conversion of Currency	77
SECTION 10.14	Table of Contents, Headings, etc.	78
SECTION 10.15	Force Majeure	78
SECTION 10.16	Separability	78
SECTION 10.17	U.S.A. Patriot Act	78

EXHIBITS

Exhibit A.	Form of Note	A-1
Exhibit B.	Form of Assignment for Rule 144A Notes and Other Notes That Are Restricted Notes	B-1
Exhibit C.	Form of Assignment for Regulation S Notes	C-1
Exhibit D-1.	Form of Legend for Global Note	D-1-1
Exhibit D-2.	Form of Private Placement Legend	D-2-1
Exhibit D-3.	Form of OID Legend	D-3-1
Exhibit E.	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S	E-1
Exhibit F.	Form of Certificate from Acquiring Institutional Accredited Investor	F-1

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INDENTURE, dated as of June 16, 2014, between ADVANCED MICRO DEVICES, INC., a Delaware corporation, as issuer (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      Definitions.

“2019 Notes” means the Company’s 6.75% senior notes due 2019 outstanding on the Issue Date.

“2020 Notes” means the Company’s 7.75% senior notes due 2020 outstanding on the Issue Date.

“2022 Notes” means the Company’s 7.50% senior notes due 2022 outstanding on the Issue Date.

“Additional Assets” means:

(a)       any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business;

(b)       Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that such Restricted Subsidiary is primarily engaged in a Related Business; or

(c)       Capital Stock of a Permitted Joint Venture; provided, however, that the acquisition of such Capital Stock is permitted by Section 4.10.

“Additional Interest” means any interest that may accrue on the Notes as a result of a registration default under the Registration Rights Agreement.

“Additional Notes” has the meaning set forth in Section 2.01.

“Affiliate” of any specified Person means:

(a)       any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b)       any other Person who is a director or executive officer of:

(1)      such specified Person;

(2)      any Subsidiary of such specified Person; or

(3)      any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.14(a).

“Agent” means any Registrar, Paying Agent, or agent for service or notices and demands, excluding the service of process.

“Agent Members” has the meaning set forth in Section 2.16(a).

“Allocable Excess Proceeds” has the meaning set forth in Section 4.12(c).

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)       any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares); or

(b)       any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clause (a) or (b) above;

(1)       any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)       any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10;

(3)       any disposition effected in compliance with Section 5.01(a);

(4)       the sale or other disposition of cash or Cash Equivalents;

(5)       the exchange of assets held by the Company or a Restricted Subsidiary of the Company for assets held by any Person (including Capital Stock of such Person), provided that (i) the assets received by the Company or such Restricted Subsidiary of the Company in any such exchange will immediately constitute, be part of or be used in a Related Business, and (ii) any such assets received are of a comparable Fair Market Value to the assets exchanged;

(6)       any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $10.0 million;

(7)       any disposition of surplus, discontinued, damaged or worn-out equipment or other immaterial assets no longer used in the ongoing business of the Company and its Restricted Subsidiaries; and

(8)       the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)       if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b)       in all other instances, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)       the sum of the product of the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b)       the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Base Currency” has the meaning set forth in Section 10.13(a).

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City (or where the Paying Agent’s office is located) are authorized or required by law to close.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (other than a Deemed Capitalized Lease); and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than any such proceeds received in any Permitted Warrant Transaction), net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following:

(a)       (i) United States dollars, Canadian dollars, British pounds, euros, any national currency of any member state of the European Union as of the Issue Date or any date after the Issue Date or (ii) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(b)       Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

(c)       certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic, Canadian or British commercial bank or any commercial bank in a member state of the European Union as of the Issue Date or any date after the Issue Date, in each case, having capital and surplus in excess of $500.0 million;

(d)       repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)       commercial paper, having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(f)       money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Change of Control” means the occurrence of any of the following events:

(a)       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

(b)       the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary, shall have occurred) or the Company merges or consolidates with or into any other Person or any other Person merges or consolidates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1)      the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person; and

(2)      the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c)       during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d)       the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning set forth in Section 4.08(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.08(b).

“Change of Control Purchase Price” has the meaning set forth in Section 4.08(a).

“Claim” has the meaning set forth in Section 7.07.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Consolidated Cash Flow” means, for any period, an amount equal to, for the Company and its Consolidated Restricted Subsidiaries:

(a)       the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1)      the provision for taxes based on income or profits or utilized in computing net income (loss);

(2)      Consolidated Fixed Charges;

(3)      depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of the Company and its Consolidated Restricted Subsidiaries for such period;

(4)      any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period); and

(5)      any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the 2019 Notes, the 2020 Notes, the 2022 Notes or the Notes, and (ii) any amendment or other modification of the 2019 Notes, the 2020 Notes, the 2022 Notes, the Notes or any Credit Facilities, in each case, to the extent incurred and deducted (and not added back) in computing Consolidated Net Income; minus

(b)       all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a)       all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; and

(b)       all current maturities of long-term Debt.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of:

(a)       the aggregate amount of Consolidated Cash Flow for the most recent four consecutive fiscal quarters for which internal financial statements are available; to

(b)       Consolidated Fixed Charges for such four fiscal quarters;

provided, however, that:

(1)       if

(A)     since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B)      the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Fixed Charges for such four-quarter period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such four-quarter period; provided that, in the event of any such Repayment of Debt, Consolidated Cash Flow for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt; and

(2)       if

(A)      since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B)      the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C)      since the beginning of such period any Person, that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period, shall have made such an Asset Sale, Investment or acquisition, then Consolidated Cash Flow for such four-quarter period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such four-quarter period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Fixed Charges” means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication:

(a)       interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases),

(b)       amortization of debt discount resulting from an issuance at less than par,

(c)       capitalized interest,

(d)       non-cash interest expense,

(e)       commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing,

(f)       net costs associated with Hedging Obligations (including amortization of fees) related to Interest Rate Agreements,

(g)       Disqualified Stock Dividends,

(h)       Preferred Stock Dividends,

(i)       interest Incurred in connection with Investments in discontinued operations, and

(j)       interest actually paid by the Company or any Restricted Subsidiary under any guarantee of Debt of any other Person.

minus, without duplication:

(u)       any expense resulting from the application of debt modification accounting,

(v)       accretion or accrual of discounted liabilities other than Debt,

(w)      any expense resulting from the discounting of any Debt in connection with the application of purchase accounting in connection with any acquisition,

(x)       amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses,

(y)       any expense resulting from bridge, commitment and other financing fees, and

(z)       any amortization of deferred charges resulting from the application of Accounting Principles Board Opinion No. APB 14-1—Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement).

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Consolidated Restricted Subsidiaries; provided, however, that there shall not be included in the calculation of such Consolidated Net Income:

(a)      any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (c) below, equity of the Company and its Consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)      any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that the equity of the Company and its Consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the greater of (i) the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (b)) and (ii) the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (b));

(c)       any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(d)       any net after-tax extraordinary gain or loss;

(e)       to the extent non-cash, any unusual, non-operating or non-recurring gain or loss;

(f)       the cumulative effect of a change in accounting principles;

(g)       any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

(h)       any cash or non-cash expenses attributable to the closing of manufacturing facilities or the lay-off of employees, in either case which are recorded as “restructuring and other special charges” in accordance with GAAP;

(i)       gains or losses due to fluctuations in currency values and the related tax effect; and

(j)       any amortization of deferred charges resulting from the application of Accounting Principles Board Opinion No. APB 14-1—Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement).

Notwithstanding the foregoing, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clause (a)(3)(iv) thereof.

“Consolidated Net Tangible Assets” means Total Assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a)       the excess of cost over Fair Market Value of assets or businesses acquired;

(b)       any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c)       unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d)       minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e)       treasury stock;

(f)       cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g)       Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Restricted Subsidiary” means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Debt” means Debt of the Company (which may be Guaranteed by the Guarantors) permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Convertible Notes” means the Company’s 6.00% convertible senior notes due 2015 outstanding on the Issue Date.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 333 S. Grand Ave, 5th Floor, Suite 5A MAC Code: E2064-05A, Los Angeles, California 90071, Attention Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal Corporate Trust Office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company), except that with respect to presentation of the Notes for payment or for registration of transfer or exchange or for service of notices and demands to or upon the Company in respect of the Notes and this Indenture, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 625 Marquette Ave, Minneapolis, MN 55402, Attention: Bondholder Communications, or, in the case of any of such offices, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Covenant Defeasance” has the meaning set forth in Section 9.01(b).

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities, indentures or other agreements, including the Revolving Credit

Facility, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade or standby letters of credit, in each case as any such facility may be revised, restructured or Refinanced from time to time, including to extend the maturity thereof, to increase the amount of commitments thereunder (provided that any such increase is permitted under Section 4.09), or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder, whether by the same or any other agent, lender or group of lenders or investors and whether such revision, restructuring or Refinancing is under one or more Debt facilities or commercial paper facilities, indentures or other agreements, including the Revolving Credit Facility, in each case with banks or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters or credit, together with related documents thereto (including, without limitation, any guaranty agreements and security documents).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)       the principal of and premium (if any) in respect of:

(1)      debt of such Person for money borrowed; and

(2)      debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)       all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c)       all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)       all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)       the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)       all obligations of the type referred to in clauses (a) through (e) above of other Persons, and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(g)       all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h)       to the extent not otherwise included in this definition, Hedging Obligations of such Person.

in each case, other than Deemed Capitalized Leases.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1)       zero if such Hedging Obligation has been Incurred pursuant to Section 4.09(b)(6) or (7); or

(2)       the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

“Deemed Capitalized Leases” means obligations of the Company or any Restricted Subsidiary that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” or “DTC” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Disqualified Stock” means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)       matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)       is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c)       is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 123 days following the Stated Maturity of the Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set forth in Section 4.12(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the same meaning as “New Securities” set forth in the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in Section 8 of Exhibit A.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided:

(a)       if such Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company, or

(b)       if such Property has a Fair Market Value in excess of $25.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution dated within 30 days of the relevant transaction.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

“Global Notes” has the meaning set forth in Section 2.16(a).

“GLOBALFOUNDRIES” means GLOBALFOUNDRIES Inc., an exempted company formed under the laws of the Cayman Islands.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), provided, however, that the term “guarantee” shall not include:

(1)       endorsements for collection or deposit in the ordinary course of business; or

(2)       a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means a joint and several guarantee by any Restricted Subsidiary of the Company’s obligations under this Indenture pursuant to a supplemental indenture that, in the good faith judgment of the Company, contains customary terms for subsidiary guarantees of debt securities similar to the Notes.

“Guarantor” means any Subsidiary of the Company that provides a Guarantee until such Person’s Guarantee is released in accordance with this Indenture or until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement. For the avoidance of doubt, any Permitted Convertible Debt Call Transaction will not constitute a Hedging Obligation.

“Holder” means a Person in whose name a Note is registered in the Note register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm of national standing or any third-party appraiser of national standing in the United States, provided that such firm or appraiser is not an Affiliate of the Company.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc.

“Institutional Accredited Investor” has the meaning specified in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“interest” means, with respect to the Notes, interest and Additional Interest.

“Interest Payment Date” means January 1 and July 1 of each year, commencing January 1, 2015.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.15 and the definition of “Restricted Payment,” the term “Investment” shall include (a) upon the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary as a result of which such Restricted Subsidiary ceases to be a Restricted Subsidiary, the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company or such other Restricted Subsidiary, and (b) at the time that a Subsidiary of the Company is designated an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary; provided, however, that upon a redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a)       the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)       the portion of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation (proportionate to the Company’s equity interest in such Subsidiary).

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or the equivalent ratings from any other relevant Rating Agency).

“Issue Date” means June 16, 2014.

“Judgment Currency” has the meaning set forth in Section 10.13(a).

“Legal Defeasance” has the meaning set forth in Section 9.01(b).

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a)       all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b)       all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c)       all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d)       the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Non-Recourse Debt” means Debt:

(a)       as to which neither the Company nor any Restricted Subsidiary provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is directly or indirectly liable (as a guarantor or otherwise) or as to which there is any recourse to the assets of the Company; and

(b)       no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of other Debt of the Company or any Restricted Subsidiary to declare a default under such other Debt or cause the payment therefor to be accelerated or payable prior to its stated maturity.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the 7.00% Senior Notes due 2024 issued by the Company, including, without limitation, the Exchange Notes, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Notice of Default” has the meaning set forth in Section 6.01.

“Offer Amount” has the meaning set forth in Section 4.12(e).

“Offer Period” has the meaning set forth in Section 4.12(e).

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President, Senior Vice President or other vice president of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Paying Agent” has the meaning set forth in Section 2.04.

“Permitted Debt” has the meaning set forth in Section 4.09(b).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Debt; provided that the purchase price for such Permitted Bond Hedge Transaction, less the cash proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net cash proceeds received by the Company from the sale of such Convertible Debt issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Debt Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in existence on the Issue Date or in:

(a)       the Company or any Restricted Subsidiary;

(b)       any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(c)       any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Property to, the Company or a Restricted Subsidiary;

(d)       Cash Equivalents;

(e)       receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(f)       payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g)        loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or a Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $10.0 million in the aggregate at any one time outstanding;

(h)        stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(i)         any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with a transaction that would have constituted an “Asset Sale” in the absence of one of the exceptions set forth in the definition of “Asset Sale” or an Asset Sale consummated in compliance with Section 4.12;

(j)         Investments in Permitted Joint Ventures that do not exceed 15% of Total Assets in the aggregate outstanding at any one time;

(k)        any acquisition of assets or Capital Stock solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(l)         the guarantee by the Company of Debt of GLOBALFOUNDRIES existing on the Issue Date or any amendment or modification thereof so long as the total principal amount of Debt guaranteed by the Company thereby is not increased;

(m)       the Company’s ownership interest in GLOBALFOUNDRIES or any securities issued in exchange for such ownership interests;

(n)        Investments represented by Hedging Obligations if such Hedging Obligation has been Incurred pursuant to Section 4.09(b)(6) or (7);

(o)        Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into or consolidated with the Company or a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p)        Permitted Bond Hedge Transactions which constitute Investments; and

(q)        other Investments made for Fair Market Value that do not exceed $100.0 million in the aggregate outstanding at any one time.

“Permitted Joint Venture” means any Person which is, directly or indirectly, engaged principally in a Related Business, and the Capital Stock, or securities convertible into Capital Stock, of which is owned by the Company and one or more Persons other than the Company or any of its Affiliates.

“Permitted Liens” means:

(a)        Liens securing the Notes;

(b)        Liens to secure Debt permitted to be Incurred pursuant to Section 4.09(b)(2);

(c)       Liens to secure Debt permitted to be Incurred pursuant to Section 4.09(b)(3); provided that any such Lien may not extend to any Property of the Company, other than the Property acquired, constructed or leased with the proceeds of any such Debt and any improvements or accessions to such Property;

(d)       Liens for taxes, assessments or governmental charges or levies on the Property of the Company if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e)       Liens imposed by law, such as carriers’, landlords’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(f)       Liens on the Property of the Company Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(g)       Liens on Property at the time the Company acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that any such Lien may not extend to any other Property of the Company; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company;

(h)       pledges or deposits by the Company under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company is party, or deposits to secure public or statutory obligations of the Company, surety or appeal bonds, performance bonds or deposits for the payment of rent or margin deposits, in each case Incurred in the ordinary course of business;

(i)        utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j)        Liens securing Debt permitted to be Incurred with respect to any Hedging Obligations pursuant to Section 4.09 or collateral for such Debt to which the Hedging Obligations relate;

(k)       Liens on the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

(l)        Liens in favor of the Company or a Restricted Subsidiary;

(m)      Liens existing on the Issue Date not otherwise described in clauses (a) through (l) above;

(n)       Liens on the Property of the Company to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (g) or (m) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with any improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)      the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (c), (g) or (m) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

(2)      an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company in connection with such Refinancing;

(o)       Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Debt of such Restricted Subsidiary permitted under Section 4.09; and

(p)       other Liens to secure Debt, so long as the aggregate principal amount of Debt secured thereby at the time such Lien is created does not exceed 5% of the Consolidated Net Tangible Assets of the Company, shown on the Company’s consolidated balance sheet in accordance with GAAP on the last day of the most recent fiscal quarter ending at least 40 days prior to the date any such Lien shall be Incurred.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)       such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)      the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2)      an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b)       if such Debt is a Subordinated Obligation, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c)       if such Debt is a Subordinated Obligation, the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

(d)       the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

(x)       Debt of a Subsidiary that is not a Guarantor that Refinances Debt of the Company or a Guarantor; or

(y)       Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Prepayment Offer” has the meaning set forth in Section 4.12(c).

“Private Placement Legend” means the legend in the form set forth in Exhibit D-2 initially set forth on the Rule 144A Notes, the Regulation S Notes and other Notes that are Restricted Notes.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Date” has the meaning set forth in Section 4.12(d).

“Purchase Money Debt” means Debt:

(a)       consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and

(b)       Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

“Qualified Equity Offering” means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of the Company other than (i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options of employees of the Company or any of its Subsidiaries.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“rate(s) of exchange” has the meaning set forth in Section 10.13(d).

“Rating Agencies” means Moody’s and S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency).

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of the Notes.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registrar” has the meaning set forth in Section 2.04.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company and the Initial Purchasers entered into in connection with the Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.16(a).

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any reasonable extension thereof.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Section 4.12 and the definition of “Consolidated Fixed Charge Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture or any other officer, to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Notes” has the meaning set forth in Section 2.16(a).

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Payment” means:

(a)       any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b)       the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary and other than for Capital Stock of the Company that is not Disqualified Stock);

(c)       the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation (including without limitation an obligation to repurchase Subordinated Obligations on a specified date pursuant to provisions contained in the indenture, note or other agreement governing such Subordinated Obligations, in each case due within one year of the date of acquisition); and

(d)       any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning set forth in Section 4.17(b).

“Revolving Credit Facility” means the secured revolving line of credit under the loan and security agreement, dated as of November 12, 2013, among the Borrower, AMD International Sales & Services, Ltd., Bank of America, N.A., as agent, and the other lenders party thereto.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, with respect to any Debt or security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer, unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or such Guarantor’s Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)       such Person;

(b)       such Person and one or more Subsidiaries of such Person; or

(c)       one or more Subsidiaries of such Person.

“Surviving Person” means the surviving Person formed by a merger or consolidation and, for purposes of Section 5.01(a), a Person to whom all or substantially all of the Property of the Company is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Suspended Covenants” has the meaning set forth in Section 4.17(a).

“Suspension Period” has the meaning set forth in Section 4.17(a).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03); provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Total Assets” means, with respect to any date of determination, the Company’s and its Consolidated Restricted Subsidiaries’ total consolidated assets shown on its consolidated balance sheet on the last day of the fiscal quarter prior to the date of determination, after deducting therefrom, to the extent otherwise included, the amounts of (without duplication):

(a)       minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(b)       Investments in and assets of Unrestricted Subsidiaries; and

(c)       any assets owned by GLOBALFOUNDRIES or a Subsidiary of GLOBALFOUNDRIES.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 1, 2019; provided, however, that if the period from the redemption date to July 1, 2019 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“UCC” has the meaning set forth in Section 2.08.

“Unrestricted Subsidiary” means:

(a)       any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15; and in any case so long as the respective Unrestricted Subsidiary is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.15; and

(b)       any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

SECTION 1.02     Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture securityholder” means a Holder;

“indenture to be qualified” means this Indenture; and

“obligor on this indenture securities” means the Company or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03     Rules of Construction.

Unless the context otherwise requires:

(a)       a term has the meaning assigned to it herein, whether defined expressly or by reference;

(b)       “or” is not exclusive;

(c)       words in the singular include the plural, and in the plural include the singular;

(d)       words used herein implying any gender shall apply to both genders;

(e)       “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(f)       unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(g)       “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other successor money to the United States dollar, and “Euro” and “euro” each refer to the European Union euro or such other successor money to the European Union euro, in each case that at the time of payment is legal tender for payment of public and private debts; and

(h)       whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest, is, was or would be payable in respect thereof.

ARTICLE TWO

THE SECURITIES

SECTION 2.01      Amount of Notes.

The Trustee shall initially authenticate the Notes for original issue on the Issue Date in an aggregate principal amount of $500.0 million upon a written order of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Company in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02      Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall include the form of assignment set forth in Exhibit B, and Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) include the form of assignment set forth in Exhibit C. Each of the Rule 144A Notes and Regulation S Notes shall bear the Private Placement Legend. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03      Execution and Authentication.

The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President. The signature of any of these Officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the

Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.04     Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture and the Company may change the Paying Agent without prior notice to the Holders. The Company may act as Paying Agent.

SECTION 2.05     Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06     Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07     Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company or the Trustee may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 3.07, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.

SECTION 2.08     Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code (the “UCC”) as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of the Company, the Trustee or any Paying Agent to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note, and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09     Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (within the meaning of Section 8-303 of the UCC) in whose hands such Note is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued and unpaid interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10     Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or Notice of Default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11     Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12     Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with the Trustee’s standard procedures and shall, upon the Company’s written request, deliver certification of such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13     Defaulted Interest.

If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least ten days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14       CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15       Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16       Book-Entry Provisions for Global Notes.

(a)       Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Restricted Global Notes”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit D-1. Each Global Note, whether or not an Exchange Note, shall also bear the legend set forth in Exhibit D-3 if such Note is issued with more than de minimis original issue discount for United States federal income tax purposes. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of DTC or an Agent Member, (ii) be delivered to the Trustee as Custodian for such Depository and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its Custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)       Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and with respect to (x) or (y) the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes in exchange for any or all of the Notes represented by the Global Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c)       In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d)       In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)       Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a) and (c) of Section 2.17, bear the Private Placement Legend, unless the Company determine otherwise in compliance with applicable law.

(f)       Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(g)       The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17      Special Transfer Provisions.

(a)       Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

(1)       the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided on such Holder’s Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(2)       if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(b)       Transfers to Non-QIB, Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(1)       the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;

(2)       if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by Section 2.17(b)(1) and (y) written instructions given in accordance with the Depository’s and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

(3)       in the case of a transfer to a Non-U.S. Person, if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)       Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect or (iii) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the Issue Date).

(d)       General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

(e)       Certain Transfers in Connection with and After the Exchange Offer Under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

(1)       no Exchange Notes may be exchanged by the Holder thereof for a Note issued on the Issue Date;

(2)       accrued and unpaid interest on the Notes issued on the Issue Date being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Notes following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Notes issued in respect of the Note issued on the Issue Date being exchanged; and

(3)       interest on the Note issued on the Issue Date being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Notes to be issued in the Exchange Offer shall accrue from the date of completion of the Exchange Offer.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal business hours and upon the giving of reasonable notice to the Registrar.

SECTION 2.18       Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION

SECTION 3.01       Election To Redeem; Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes or is required to redeem Notes pursuant to paragraph 6 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 or 6 of the Notes, as applicable.

SECTION 3.02       Selection by Trustee of Notes To Be Redeemed.

The Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or in accordance with DTC’s applicable procedures that the Trustee deems fair and appropriate (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, shall be purchased). The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. For redemptions pursuant to paragraphs 5 and 6 of the Notes, Notes and portions thereof that the Trustee selects shall be redeemed in amounts of $2,000 and integral multiples of $1,000 in excess thereof. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. In the event the Company is requested to make a Change of Control Offer or Prepayment Offer and the amounts available for any such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event shall exceed $1,000.

SECTION 3.03       Notice of Redemption.

At least 15 days, and, except in connection with a Defeasance of the Notes or a satisfaction and discharge of this Indenture, in each case pursuant to Article 9 hereof, no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail or, in the case of notes held in book-entry form, by electronic transmission to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(a)       the Redemption Date;

(b)       the appropriate calculation of the redemption price;

(c)       if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d)       the name and address of the Paying Agent;

(e)       that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)       that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)       which paragraph of the Notes, and in the case of paragraph 5 which subsection of paragraph 5, is the provision of the Notes pursuant to which the redemption is occurring; and

(h)       the aggregate principal amount of Notes that are being redeemed.

In connection with any redemption of the Notes described in paragraph 5 of the Notes, such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Qualified Equity Offering, issuance of Debt or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date.

At the Company’s written request made at least five Business Days prior to the date on which notice is to be given to the Holders, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

SECTION 3.04       Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date (unless such redemption is conditional as described in Section 3.03 and such conditions are not met) and at the redemption price, including any premium, plus accrued and unpaid interest, if any, to but excluding the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus accrued and unpaid interest, if any, to but excluding the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided  further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03 shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05       Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest, if any, on, the Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to but excluding the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06       Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note surrendered except that if a Global Note is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 3.07       Other Mandatory Redemption.

The Company is not required, other than pursuant to paragraph 6 of the Notes, to make mandatory redemption or sinking fund payments with respect to the Notes. Under certain circumstances, the Company may be required to offer to purchase Notes as described under Section 4.08 and Section 4.12. The Company may, at any time and from time to time, purchase Notes in the open market or otherwise.

ARTICLE FOUR

COVENANTS

SECTION 4.01       Payment of Notes.

The Company shall pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02       Maintenance of Office or Agency.

(a)       The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York or in the City of Minneapolis, Minnesota (which office may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office in the Borough of Manhattan, the City of New York or in the City of Minneapolis, Minnesota. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)       The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03       Legal Existence.

Subject to Articles Four and Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise or (except in the case of the Company) the corporate, partnership or other existence of its Restricted Subsidiaries if the Company, in good faith, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.04       Maintenance of Properties; Insurance; Compliance with Law.

(a)       The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.04(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

(b)       The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against such loss or damage with insurers believed by the Company to be responsible to the extent that Property of a similar character is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice. Subject to the proviso in Section 4.04(a), the Company shall, and shall cause each of its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the Property to which such proceeds relate.

(c)       The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, the non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05       Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06       Compliance Certificate.

(a)       The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the Company’s fiscal year ending in December of 2014 an Officers’ Certificate of the Company, stating whether or not to the best knowledge of the signers thereof the Company or any Restricted Subsidiary is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 4.01 to 4.18, inclusive, and if the Company shall be in Default, specifying all such Defaults, the nature and status thereof of which they may have knowledge and what action the Company is taking or proposes to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

(b)       The Company shall deliver to the Trustee, as soon as possible and in any event no later than ten Business Days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect to such Default or Event of Default.

(c)       The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the Company’s fiscal year ending in December of 2014, a written statement by the Company’s independent public accountants stating whether, in connection with their audit of the Company’s financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 4.07       Payment of Taxes and Other Claims.

The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits, capital or Property of the Company or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08       Repurchase at the Option of Holders upon Change of Control.

(a)       Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”)

equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.08 in the event that it has mailed the notice to exercise its right to redeem all the Notes under the terms of paragraph 5 of the Notes at any time prior to the requirement to consummate the Change of Control Offer and redeems the Notes in accordance with such notice.

(b)       Not later than 30 days following any Change of Control the Company shall (x) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States, and (y) send, by first-class mail or electronic means, with a copy to the Trustee, to each Holder of Notes, at such Holder’s address appearing in the Note register, a notice stating:

(1)       that a Change of Control has occurred or will occur and a Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes timely tendered will be accepted for payment;

(2)       the Change of Control Purchase Price and the repurchase date (the “Change of Control Payment Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3)       the circumstances and relevant facts regarding the Change of Control; and

(4)       the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission, electronic mail or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

(c)       On or prior to 10:00 a.m. New York City time on the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with this Section 4.08. On the Change of Control Payment Date, the Company or its Agent shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment.

(d)       The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(e)       The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of the Notes pursuant to a Change of Control Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance with these securities laws or regulations.

(f)       The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption has been given pursuant to this Indenture as described in paragraph 5 of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

SECTION 4.09       Limitation on Debt.

(a)       The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds therefrom, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1)       in the case of an Incurrence of Debt by the Company or a Guarantor (including any Restricted Subsidiary that becomes a Guarantor concurrently with the Incurrence of such Debt), after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio would be at least 2.0 to 1.0; or

(2)       such Debt is Permitted Debt.

(b)       The term “Permitted Debt” means:

(1)       Debt of the Company evidenced by the Notes (excluding any Additional Notes) issued in this offering and any notes issued in exchange for the Notes (excluding any Additional Notes) pursuant to the Registration Rights Agreement and Debt of any Guarantor under a Guarantee of the Notes or any Guarantee of any such exchange notes;

(2)       Debt of the Company or a Restricted Subsidiary under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed $1,500 million;

(3)       Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

    (i)   the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased; and

(ii)  the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this Section 4.09(b)(3) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this Section 4.09(b)(3)) does not exceed 15% of Total Assets;

(4)       Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that if the Company or a Guarantor is the obligor on such Debt Incurred after the Issue Date, then such Debt is expressly subordinated by its terms to the prior payment in full in cash of the Notes or the Guarantee of such Guarantor, as the case may be; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(5)       Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that after giving effect to the Incurrence of such Debt either (i) the Consolidated Fixed Charge Coverage Ratio for the Company would be at least 2.0 to 1.0 or (ii) the Consolidated Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such Incurrence;

(6)       Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of managing interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(7)       Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of managing currency exchange rate risks in the ordinary course of business and not for speculative purposes;

(8)       guarantees by (i) the Company of Debt or any other obligation of any Restricted Subsidiary otherwise permitted pursuant to this Section 4.09, (ii) any Restricted Subsidiary that is not a Guarantor of Debt or any other obligation of any Restricted Subsidiary that is not a Guarantor otherwise permitted pursuant to this Section 4.09, (iii) any Guarantor of Debt or any other obligation of the Company or any Restricted Subsidiary otherwise permitted pursuant to this Section 4.09 or (iv) any Restricted Subsidiary of Debt of the Company that is Incurred pursuant to clause (2) of this Section 4.09(b) or is secured by a Permitted Lien;

(9)       Debt in connection with one or more standby letters of credit or performance or surety bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit not to exceed 2.5% of Total Assets at any time outstanding;

(10)     Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (1) through (9) of this Section 4.09(b), including without limitation the Convertible Notes, the 2019 Notes, the 2020 Notes and the 2022 Notes;

(11)      Debt of the Company or a Guarantor in an aggregate principal amount outstanding at any one time not to exceed the sum of (i) $500.0 million plus (ii) 5% of Consolidated Net Tangible Assets (which amount can include guarantees of Debt of Unrestricted Subsidiaries, provided such guarantee is Incurred in compliance with Section 4.10);

(12)      Debt of the Company or a Restricted Subsidiary in connection with any customary receivables discounting, factoring or securitization facility that is Non-Recourse Debt (other than pursuant to customary undertakings (as determined in good faith by the Company) in connection with off-balance-sheet securitization and factoring facilities) outstanding at any one time not to exceed $300.0 million; and

(13)      Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to Section 4.09(a)(1) and Sections 4.09(b)(1), (3), (5) and (10) above and this Section 4.09(b)(13).

Notwithstanding anything to the contrary in this covenant:

 (i)        the Company shall not Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations; and

(ii)        accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for the purposes of this covenant.

For purposes of determining compliance with this Section 4.09, (i) subject to clause (ii) below, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above or is entitled to be Incurred pursuant to Section 4.09(a)(1), the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.09 and (ii) all Debt outstanding on the Issue Date under the Revolving Credit Facility shall be deemed incurred on the Issue Date under Section 4.09(b)(2) and may not be reclassified at any time.

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign-denominated Debt may be Refinanced or replaced or subsequently Refinanced or replaced in an amount equal to the dollar equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar equivalent principal amount of the Debt on the date of initial Incurrence.

SECTION 4.10       Limitation on Restricted Payments.

(a)       The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment;

(1)       a Default or Event of Default shall have occurred and be continuing,

(2)       the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(a)(1); or

(3)       the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since November 30, 2009 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(i)   50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from September 27, 2009 to the end of the most recently ended fiscal quarter for which internal financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

(ii)  100% of Capital Stock Sale Proceeds; plus

(iii)  the sum of:

(A)       the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after November 30, 2009 of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company; and

(B)       the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after November 30, 2009 upon the conversion or exchange of any such Debt issued or sold on or prior to November 30, 2009 that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company;

excluding, in the case of clause (A) or (B):

(x)        any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y)        the aggregate amount of any cash or other Property (other than Capital Stock of the Company which is not Disqualified Stock) distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange; plus

(iv)  an amount equal to the sum of:

(A)       the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or a Restricted Subsidiary from such Person;

(B)       to the extent that any Investment (other than a Permitted Investment) that was made after November 30, 2009 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital to the Company or its Restricted Subsidiaries with respect to such Investment; and

(C)       the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the amounts in (A), (B) and (C) shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person; plus

(v)   $100.0 million.

(b)       Notwithstanding the foregoing limitation, the Company and its Restricted Subsidiaries, as applicable, may:

(1)       pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments at the time declared;

(2)       purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(x)       such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(y)       the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to Section 4.10(a)(3)(ii);

(3)       purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(4)       repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that:

(x)       the aggregate amount of such repurchases shall not exceed $10.0 million in any calendar year; and

(y)       at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(5)       make payments on intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.09; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(6)       make cash payments, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Stock of the Company or a Restricted Subsidiary; provided that any such payments and dividends shall not be included in the calculation of the amount of Restricted Payments;

(7)       repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options or warrants; provided that all such repurchases and dividends shall not be included in the calculation of the amount of Restricted Payments and no proceeds in respect of the issuance of Capital Stock shall be deemed to have been received for the purposes of Section 4.10(a)(3)(ii);

(8)       repurchase or redeem, for nominal consideration, preferred stock purchase rights issued in connection with any shareholder rights plan of the Company; provided that any such payments shall not be included in the calculation of the amount of Restricted Payments;

(9)       make cash payments in connection with any conversion of Convertible Debt in an aggregate amount since the Issue Date not to exceed the sum of (y) the principal amount of such Convertible Debt plus (z) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction; provided that any such payments shall not be included in the calculation of the amount of Restricted Payments;

(10)     make any payments in connection with a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction (y) by delivery of shares of the Company’s common stock upon net share settlement thereof or (z) by (i) set-off against the related Permitted Bond Hedge Transaction and (ii) payment of an early termination amount thereof in common stock upon any early termination thereof; provided that any such payments shall not be included in the calculation of the amount of Restricted Payments; and

(11)     make other Restricted Payments in an aggregate amount not to exceed $100.0 million.

SECTION 4.11       Limitation on Liens.

The Company shall not directly or indirectly Incur or permit any Guarantor to Incur or suffer to exist any Lien (other than Permitted Liens) upon any of the Property of the Company or a Guarantor (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt or other obligations of the

Company or such Guarantor secured by such Lien for so long as such other Debt or other obligations are secured by such Lien; provided, however, that if the Debt or other obligations so secured are expressly subordinated to the Notes or the Guarantee of such Guarantor, then the Lien securing such Debt or other obligations shall be subordinated and junior to the Lien securing the Notes.

SECTION 4.12       Limitation on Asset Sales.

(a)       The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)       the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(2)       at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents; and

(3)       the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing Sections 4.12(a)(1) and (2).

Solely for the purposes of Section 4.12(a)(2), the following will be deemed to be cash:

(x)       the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities;

(y)       any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such purchaser to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received); and

(z)       Additional Assets.

(b)       The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt) to:

(1)       permanently prepay or permanently repay any (A) Debt under any Credit Facility permitted by clause (2) of Section 4.09(b), (B) Debt evidenced by the Convertible Notes, (C) Debt which had been secured by the assets sold in the relevant Asset Sale, and (D) Debt of a Restricted Subsidiary that is not a Guarantor; and/or

(2)       to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

(c)       Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.12(b) within 365 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the “Prepayment Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, to, but excluding, the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” shall mean the product of:

(i)        the Excess Proceeds; and

(ii)       a fraction,

(A)       the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

(B)       the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company (other than Subordinated Obligations) outstanding on the date of the Prepayment Offer and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

(d)       Within five Business Days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send, or cause the Trustee to send, a written notice, by first-class mail or electronic transmission, to the Holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date (the “Purchase Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

(e)       Not later than the date upon which written notice of a Prepayment Offer is delivered to the Holders of the Notes as provided in Section 4.12(d), the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer to Holders of Notes (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Sections 4.12(b) and (c). On or before 10:00 a.m. New York City time on the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) in Cash Equivalents (other than in those enumerated in clause (c) of the definition of Cash Equivalents), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by the opening of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.12. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.12.

(f)       Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission, electronic mail or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on pro rata basis for all Notes (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(g)       At the time the Company or its agent delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.12. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

(h)       The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

SECTION 4.13       Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)       The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(1)       pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

(2)       make any loans or advances to the Company or any other Restricted Subsidiary; or

(3)       transfer any of its Property to the Company or any other Restricted Subsidiary.

(b)       The foregoing limitations will not apply:

(1)       with respect to Section 4.13(a)(1), (2) and (3), to restrictions:

(A)       in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes and this Indenture);

(B)       relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

(C)       that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in Section 4.13(b)(1)(A) or (B) above or in clause (b)(2)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole, to the Holders of Notes than those under the agreement evidencing the Debt so Refinanced;

(D)       relating to Debt Incurred after the Issue Date, so long as such restrictions (x) are not materially less favorable, taken as whole, to the Holders of Notes than those restrictions in effect on the Issue Date pursuant to the Notes and this Indenture, (y) will not, in the good faith judgment of the Company, materially impair the ability of the Company to make regularly scheduled payments of interest and principal on the Notes when due or (z) relate to Debt Incurred pursuant to Section 4.09(b)(3), so long as the respective restrictions apply only to specific Property or projects financed with the respective Incurrence of Debt and/or to any Subsidiary substantially of all whose assets consist of Property or a project financed with proceeds of such Debt;

(E)       existing under or by reason of applicable law or governmental regulation; or

(F)       that constitute customary restrictions contained in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in good faith and not otherwise prohibited by this Indenture; and

(2)       with respect to Section 4.13(a)(3) only, to restrictions:

(A)       relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to Sections 4.09 and 4.11 that limit the right of the debtor to dispose of the Property securing such Debt;

(B)       encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition;

(C)       resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D)       restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

(E)       customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

SECTION 4.14       Limitation on Transactions with Affiliates.

(a)       The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(1)       the terms of such Affiliate Transaction are:

(A)       set forth in writing; and

(B)       no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(2)       if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with Section 4.14(a)(1)(B) as evidenced by a Board Resolution; and

(3)       if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries.

(b)       Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(1)       any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(2)       any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

(3)       any employment, indemnification or other similar agreement or employee benefit plan entered into by the Company or a Restricted Subsidiary with an employee, officer or director (and payments pursuant thereto) in the ordinary course of business and consistent with past practice that is not otherwise prohibited by this Indenture;

(4)       loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or a Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $10.0 million in the aggregate at any one time outstanding;

(5)       payment of reasonable directors’ fees to persons who are not otherwise Affiliates of the Company;

(6)       any issuances of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company; and

(7)       agreements (and the transactions contemplated thereunder) in effect on the Issue Date (including agreements with GLOBALFOUNDRIES) and any modifications, extensions or renewals thereto that are not materially less favorable, taken as a whole, to the Company or any Restricted Subsidiary than such agreements as in effect on the Issue Date.

SECTION 4.15       Designation of Restricted and Unrestricted Subsidiaries.

(a)       The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(1)       either (1) the Company or a Restricted Subsidiary, as the case may be, is permitted to make an Investment in such Subsidiary equal to the sum of the (A) Fair Market Value of the Capital Stock of such Subsidiary plus (B) the amount of any Debt owed by such Subsidiary to the Company, in each case pursuant to Section 4.10(a), or (2) such Investment constitutes a Permitted Investment;

(2)       immediately after giving pro forma effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to Section 4.09(a)(1); and

(3)       such Subsidiary does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any Restricted Subsidiary and does not have any Debt other than Non-Recourse Debt.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if such Person is a Subsidiary of an Unrestricted Subsidiary.

(b)       Except as provided in Section 4.15(a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt (other than Debt pursuant to this Indenture) that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against any such Unrestricted Subsidiary).

(c)       The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x)       the Company could Incur at least $1.00 of additional Debt pursuant to Section 4.09(a)(1), and

(y)       no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(d)       Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(1)       certifies that such designation or redesignation complies with this Section 4.15; and

(2)       gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 60 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.16       Reports.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and within 15 days after it is or would be required to file with the Commission, shall furnish to the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates) and the Trustee shall have no responsibility or liability for the filing, timeliness or content of any such filing or report by the Company.

SECTION 4.17       Covenant Suspension.

(a)       During any period of time (such period, the “Suspension Period”) that:

(1)       the Notes have Investment Grade Ratings from both Rating Agencies; and

(2)       no Default or Event of Default has occurred and is continuing under this Indenture,

the Company and the Restricted Subsidiaries will not be subject to any of Sections 4.09, 4.10, 4.12, 4.13 and 4.14, clauses (1) and (2) of Section 4.15(a), clause (x) of Section 4.15(c) and clause (4) of Section 5.01(a) (collectively, the “Suspended Covenants”).

(b)       In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time pursuant to Section 4.17(a) and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing (such date, the “Reversion Date”), then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance Section 4.10 as though such covenant had been in effect during the entire Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(a) or one of the clauses set forth in Section 4.09(b) (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date and, in the case of any clause set forth in Section 4.09(b) shall reduce amounts available to be Incurred under such clause thereafter). To the extent such Debt would not be so permitted to be Incurred pursuant to Section 4.09(a) or (b), such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(10).

SECTION 4.18       Payment for Consents.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01       Merger, Consolidation and Sale of Property.

(a)       The Company shall not merge or consolidate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary and the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property (other than sales, transfers, assignments, leases, conveyances or dispositions to a Wholly Owned Restricted Subsidiary) in any one transaction or series of transactions unless:

(1)       the Company shall be the Surviving Person in such merger or consolidation, or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)       the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(3)       immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this Section 5.01(a)(3) and Section 5.01(a)(4) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(4)       immediately after giving effect to such transaction or series of transactions on a pro forma basis, (x) the Company or the Surviving Person, as the case may be, would be able to

Incur at least $1.00 of additional Debt under Section 4.09(a)(1), or (y) the Consolidated Fixed Charge Coverage Ratio for the Company or the Surviving Person would be greater than such ratio immediately prior to such transaction or series of transactions; and

(5)       the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

(b)       The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture; provided that the predecessor company in the case of:

(1)       a sale, transfer, assignment, conveyance or other disposition of all or substantially all of its Property (unless such sale, transfer, assignment, conveyance or other disposition is of all the Property of the Company as an entirety or virtually as an entirety), or

(2)       a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01       Events of Default.

The following events shall be “Events of Default”:

(1)       failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2)       failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3)       failure to comply with Section 5.01;

(4)       failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing Section 6.01(1), (2) or (3)) and such failure continues for 45 days after written notice is given to the Company as specified in this Section 6.01;

(5)       a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time;

(6)       any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Significant Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(7)       the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)       commences a voluntary insolvency proceeding or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)       consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C)       consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)       makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into the Company or another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(7);

(8)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)       is for relief against any of the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

(B)       appoints a Custodian of any of the Company or any Significant Subsidiary or for any substantial part of its property;

(C)       orders the winding-up, liquidation or dissolution of any of the Company or any Significant Subsidiary;

(D)       orders the presentation of any plan or arrangement, compromise reorganization of any of the Company or any Significant Subsidiary; or

(E)       grants any similar relief under any Bankruptcy Law or foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days;

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body

A Default under Section 6.01(4) is not an Event of Default until the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Trustee and the Company, or the Trustee at the request of such Holders notifies the Company, of the Default and the Company does not cure such Default within 45 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02       Acceleration of Maturity; Rescission.

(a)       If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(7) and (8) with respect to the Company) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration.

(b)       In case an Event of Default resulting from Section 6.01(7) and (8) with respect to the Company shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee (or the Holders, as applicable), the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its agreed upon compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(7) or (8), the Trustee shall have received an Officers’ Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(c)       In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the payment Default or other Default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured or waived by the Holders of the relevant Debt within the grace period applicable to such Default provided for in the documentation governing such Debt and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (3) all the other amounts due to the Trustee have been paid.

(d)       Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to file any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of TIA § 314(a)(1) or of Section 4.16 of this Indenture, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes. The extension fee shall be in addition to any Additional Interest that may accrue as a result of a registration default under the Registration Rights Agreement. If the Company so elects, such extension fee shall be payable on all outstanding Notes on or before the date on which such Event of Default first occurs. On the 61st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 61st day), the Notes shall be subject to acceleration as provided in this Section 6.02. The provisions of this Indenture described in this Section 6.02(d) shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the extension fee in accordance with this Section 6.02(d), the Notes shall be subject to acceleration as provided in this Section 6.02.

(e)       In order to elect to pay the extension fee as the sole remedy during the first 60 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with Section 6.02(d), the Company shall (i) deliver notice to all Holders of Notes and the Trustee and Paying Agent of such election and (ii) pay such extension fee on or before 5:00 p.m. New York City time on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the extension fee, the Notes shall be subject to acceleration as provided in this Section 6.02.

(f)       Subject to the provisions of Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee security and indemnity reasonably acceptable to the Trustee against any loss, liability or expense. Subject to Section 7.07, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, unless:

(1)       such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)       the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to institute such proceeding as Trustee and have offered security and indemnity reasonably acceptable to the Trustee against any loss, liability or expense; and

(3)       the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding, within 60 days.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

SECTION 6.03       Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04       Waiver of Past Defaults and Events of Default.

Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05       Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.06       Limitation on Suits.

No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder unless:

(1)       the Holder gives the Trustee written notice of a continuing Event of Default;

(2)       the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or to pursue such remedy as trustee;

(3)       such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)       the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)       during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note.

SECTION 6.07       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under federal securities laws.

SECTION 6.08       Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09       Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10       Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its Property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11       Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST:  to the Trustee (acting in any capacity hereunder) for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01       Duties of Trustee.

(a)       If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)       Except during the continuance of an Event of Default:

(1)       The Trustee need perform only such duties as are specifically set forth in this Indenture.

(2)       In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

(c)       The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)       This paragraph does not limit the effect of Section 7.01(b).

(2)       The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)       The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

(4)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)       Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

(f)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02       Rights of Trustee.

Subject to Section 7.01:

(a)       The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting, it may request an Officers’ Certificate and an Opinion of Counsel which shall conform to the provisions of Section 10.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)       The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)       The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Custodian and other person employed to act hereunder.

(g)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)       The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i)       The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j)       The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

(k)       The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes; and

(l)        The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(m)      In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03       Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04       Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.

SECTION 7.05       Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06       Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after January 1 of any year, commencing 2015, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1)       to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2)       to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07       Compensation and Indemnity.

The Company shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as may be attributable to the Trustee’s willful misconduct, negligence or bad faith.

The Company shall fully indemnify each of the Trustee, the Agents and each of their respective officers, directors, Agents or employees and any predecessor Trustee or the Agent for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agents) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee and the Agents shall not have any liability or responsibility for any action or inaction of any Depository. The Trustee or the Agent shall notify the Company in writing promptly of any claim (a “Claim”) of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or Property held or collected by the Trustee and such money or Property held in trust to pay principal of and interest on particular Notes.

The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agents and each predecessor Trustee and Agent for expenses, disbursements and advances shall be the liability of the Company and shall survive the resignation or removal of the Trustee (or Agent, as the case may be) and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08       Replacement of Trustee.

The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

The Trustee may resign by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(a)       the Trustee fails to comply with Section 7.10 of this Indenture or Section 310 of the TIA;

(b)       the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

(c)       a receiver or other public officer takes charge of the Trustee or its Property; or

(d)       the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. Any resigning or removed Trustee shall not be liable or responsible for the action or inaction of a successor Trustee.

SECTION 7.09       Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10     Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

SECTION 7.11     Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12     Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A) (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(2)          that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(3)          that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

(B)      The Paying Agent shall comply with all U.S. withholding tax, backup withholding tax and information reporting requirements under the Code, and the Treasury Regulations issued thereunder, with respect to any payments under the Notes or hereunder (including the collection of U.S. Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1042, 1042-S and 1099).

ARTICLE EIGHT

MODIFICATION AND WAIVER

SECTION 8.01     Without Consent of Holders.

Without the consent of any Holder of the Notes, the Company and the Trustee may amend this Indenture to:

(a)       cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any Holder of the Notes as evidenced in an Officers’ Certificate;

(b)       provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture or the assumption by a Surviving Person in any merger or consolidation of any Guarantor, of the obligations of such Guarantor under its Guarantee;

(c)       provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d)       add Guarantees with respect to the Notes;

(e)       secure the Notes;

(f)       add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(g)       make any change that does not adversely affect the rights of any Holder of the Notes;

(h)       comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(i)        provide for the issuance of Additional Notes in accordance with this Indenture; or

(j)        evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture.

SECTION 8.02     With Consent of Holders.

(a)       The Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend this Indenture, the Notes and the Guarantees, and the Holders of at least a majority in aggregate principal amount of the Notes outstanding may waive any past Default or compliance with any provisions of this Indenture and the Notes (except a Default in the payment of principal, premium, interest, and certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder of an outstanding Note).

(b)       However, without the consent of each Holder of an outstanding Note, no amendment may, among other things:

(1)       reduce the amount of Notes whose Holders must consent to an amendment or waiver,

(2)       reduce the rate of, or extend the time for payment of, interest on any Note,

(3)       reduce the principal of, or extend the Stated Maturity of, any Note,

(4)       make any Note payable in money other than that stated in the Note,

(5)       impair the right of any Holder of the Notes to receive payment of principal of, premium, if any, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(6)       release any security interest that may have been granted in favor of the Holders of the Notes other than pursuant to the terms of such security interest,

(7)       subordinate the Notes to any other Obligation of the Company,

(8)       reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, under paragraph 5 of the Notes,

(9)       reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer; provided that, prior to the occurrence of a Change of Control, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive the requirement to complete a Change of Control Offer, or

(10)     at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto.

(c)       The consent of the Holders of the Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

(d)       After an amendment becomes effective, the Company is required to mail or otherwise deliver to each Holder of the Notes at such Holder’s address appearing in the Note register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment.

(e)       Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affect the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03     Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04     Revocation and Effect of Consents.

(a)       After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b)       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.05     Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06     Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the documents required by Section 10.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01     Discharge of Liability on Notes; Defeasance.

(a)       This Indenture will be discharged and will cease to be of further effect as to all Notes, issued hereunder when:

(i)      either (x) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or (y) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(ii)      no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(iii)     the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(iv)     the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b)       Subject to Sections 9.01(e) and 9.02, the Company at any time may terminate all of its obligations under the Notes and this Indenture and the obligations of any Guarantors under any Guarantees (“Legal Defeasance”), including those obligations under the TIA. The Company at any time may terminate (i) its obligations under Section 4.08 through Section 4.15; (ii) Sections 6.01(5), (6), (7) and (8) (with respect only to the Significant Subsidiaries in the case of Sections 6.01(7) and (8)); and (iii) Section 5.01(a)(4) (“Covenant Defeasance”) and thereafter any omission to comply with any covenant referred to in clause (i) or (iii) above will not constitute a Default or an Event of Default with respect to the Notes.

The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

(c)       If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3) (but only to the extent of an omission to comply with clause (4) of Section 5.01(a)) or 6.01(4) (with respect to the covenants listed under Section 9.01(b)(i)), or Sections 6.01(5), (6), (7) and (8) (with respect only to Significant Subsidiaries in the case of Sections 6.01(7) and (8)).

(d)       Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(e)       Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.08, 2.18, 7.07, 9.03, 9.04, 9.05 and 9.06 shall survive until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 9.03, 9.04, 9.05 and 9.06 shall survive.

SECTION 9.02     Conditions to Defeasance.

The Legal Defeasance option or the Covenant Defeasance option may be exercised only if:

(a)       the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to maturity or redemption, as the case may be;

(b)       the Company delivers to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c)       123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.01(7) and (8) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d)       no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e)       such deposit does not constitute a default under any other material agreement or material instrument binding on the Company;

(f)        the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g)       in the case of the Legal Defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1)       the Company has received from the Internal Revenue Service a ruling; or

(2)       since the date of this Indenture there has been a change in the applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

(h)       in the case of the Covenant Defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i)        the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Indenture.

SECTION 9.03     Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee (or Paying Agent) against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04     Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.05     Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06     Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, either mail to each Holder affected, at the address shown in the Note register maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

MISCELLANEOUS

SECTION 10.01    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.02    Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, California 94088

Fax: (512) 602-4999

Telephone: (512) 602-1000

Attn: Chief Financial Officer

With a copy to:

Latham & Watkins

140 Scott Drive

Menlo Park, California 94025

Fax: (650) 463-2600

Telephone: (650) 328-4600

Attn: Tad J. Freese, Esq.

If to the Trustee, Registrar or Paying Agent:

Wells Fargo Bank, National Association

333 S. Grand Avenue, 5th Floor Suite 5A

MAC E2064-05A

Los Angeles, CA 90071

Fax: (213) 253-7598

Telephone: (213) 253-7507

Attn: Corporate Trust Services, Advanced Micro Devices, Inc.

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the Note register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.03    Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.04    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for the issuance of Notes on the Issue Date), the Company shall furnish to the Trustee:

(1)       an Officers’ Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)       an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05    Statements Required in Certificate and Opinion.

Each certificate (other than certificates provided pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture shall include:

(a)       a statement that the Person delivering such certificate or opinion has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)       a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 10.06    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 10.07    Payment Dates.

If a payment date is a date that is not a Business Day, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 10.08    Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee and the Company agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 10.09    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 10.10    Successors.

All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 10.11    Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart, including counterparts executed in .pdf format, shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 10.12    Consent to Jurisdiction and Service; Waiver of Immunity.

The Company revocably appoints Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to this Indenture or the Notes and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in the City of New York and submits to such non-exclusive jurisdiction.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or under the Notes.

SECTION 10.13    Conversion of Currency.

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a)       (i)       If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)       If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b)       In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and/or this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars due or contingently due under the Notes and/or this Indenture (other than under this Section 10.13(b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Section 10.13(b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)       The obligations contained in Section 10.13(a)(ii) and (b) shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Section 10.13(b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise any of them. In the case of Section 10.13(b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)       The term “rate(s) of exchange” shall mean the rate of exchange quoted by Citicorp North America, Inc. (or its relevant affiliate(s)) at its central foreign exchange desk at its head office in New York at 12:00 noon New York time for purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (a) and (b) above and includes any premiums and costs of exchange payable.

(e)       The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 10.13.

SECTION 10.14    Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.15    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.16    Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.17    U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Senior Vice President and Chief Financial Officer

S-1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

S-2

EXHIBIT A

CUSIP1

ADVANCED MICRO DEVICES, INC.

No.	$

7.00% SENIOR NOTE DUE 2024

ADVANCED MICRO DEVICES, INC., a Delaware corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $         on July 1, 2024.

Interest Payment Dates: January 1 and July 1

Record Dates: June 15 and December 15

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1 144A: 007903 BA4

Reg S: U00775 AF0

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by one of its duly authorized officers.

ADVANCED MICRO DEVICES, INC.

By:
	Name:	Devinder Kumar
	Title:	Senior Vice President and Chief Financial Officer

Certificate of Authentication

This is one of the 7.00% Senior Notes due 2024 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

ADVANCED MICRO DEVICES, INC.

7.00% SENIOR NOTE DUE 2024

1.        Interest.  ADVANCED MICRO DEVICES, INC., a Delaware corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7.00% per annum. Interest hereon will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid or, if no interest has been paid, from and including June 16, 2014 to but excluding the date on which interest is paid. Interest shall be payable semi-annually in arrears on each January 1 and July 1, commencing January 1, 2015.2 Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2.        Method of Payment.  The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 15 and December 15 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debt, provided that if a Holder of at least $1,000,000 aggregate principal amount of Notes has given wire transfer instructions to the Company no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion), the Company will pay, or cause to be paid by the Paying Agent, all principal, interest and Additional Interest (as defined herein), if any, on the Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made by check mailed to the Holders at their address set forth in the register of Holders.

3.        Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

4.        Indenture.  The Company issued the Notes under an Indenture dated as of June 16, 2014 (the “Indenture”), between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Each Holder of a Note agrees to and shall be bound by such provisions. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[2]	With respect to Additional Notes, interest will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date such Additional Notes are issued.

5.        Optional Redemption.

(a)       Except as set forth below, the Notes will not be redeemable at the option of the Company prior to July 1, 2019. At any time and from time to time on or after July 1, 2019, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on July 1 of each of the years indicated below:

Year	Redemption price

2019	103.500%
2020	102.333%
2021	101.167%
2022	100.000%

(b)       At any time and from time to time prior to July 1, 2019, the Company may elect to redeem all or any portion of the Notes, after giving the notice required under the Indenture, at a redemption price equal to the sum of:

(1)       100% of the principal amount of Notes to be redeemed; and

(2)       the excess of

(a)       the sum of the present values of (1) the redemption price of the Notes to be redeemed at July 1, 2019 (as set forth in paragraph 5(a) hereof) and (2) the remaining scheduled payments of interest (based on the rate of interest in effect on the date notice of redemption is provided) from the Redemption Date to July 1, 2019, but excluding accrued and unpaid interest to the Redemption Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over

(b)       100% of the principal amount of the Notes to be redeemed,

plus accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)       At any time and from time to time, prior to July 1, 2017, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.000% of the principal amount, plus accrued and unpaid interest, to but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 15 nor more than 60 days’ prior notice.

(d)       If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes called for redemption pursuant to this paragraph 5 by lot, on a pro rata basis or in accordance with the

Depositary/DTC’s applicable procedures that the Trustee deems fair and appropriate, in each case as set forth in the Indenture (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof shall be purchased); provided that no Notes of $2,000 or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption pursuant to this paragraph 5 become due on the date fixed for redemption. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption as, and to the extent, provided in Section 3.05 of the Indenture.

6.        Notice of Redemption.  Notices of redemption shall be mailed by first class mail at least 15 days, and, except in connection with a Defeasance of the Notes or a satisfaction and discharge of the Indenture, in each case pursuant to Article 9 of the Indenture, not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address. In connection with any redemption of the Notes described above, such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Qualified Equity Offering, issuance of Debt or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

7.        Offers To Purchase.  The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8.        Registration Rights.  (a) Pursuant to a Registration Rights Agreement among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”) and subject to the further limitations and conditions set forth therein, the Company will be obligated to consummate an exchange offer (the “Exchange Offer”) pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes.

(b)        [The Holders of the Notes are entitled to the benefits of the Registration Rights Agreement.]3

9.          Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

10.        Persons Deemed Owners.  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

[3]	Only to be included in a Restricted Note.

11.        Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

12.        Amendment, Supplement, Waiver, Etc.  The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture or the assumption by a surviving Person in any merger or consolidation of any Guarantor, of the obligations of such Guarantor under its Guarantee, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Notes and the Guarantees may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.        Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, Incur additional Debt, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from any Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14.        Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

15.        Defaults and Remedies.  Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(7) and 6.01(8) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the registered Holders of not less than 25% of the principal amount of the Notes then outstanding, may, and the Trustee at the written request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes by notice in writing to the Company and the Trustee specifying the applicable Event of Default and that it is a “notice of acceleration”, and the same shall immediately become due and payable. If an Event of Default specified in Sections 6.01(7) and 6.01(8) of the Indenture occurs with respect to the Company, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnification satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal of, or interest on, the Notes) if it determines that withholding notice is in their best interests.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to file any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of TIA § 314(a)(1) or Section 4.16 of the Indenture, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes. The extension fee shall be in addition to any Additional Interest that may accrue as a result of a registration default under the Registration Rights Agreement. If the Company so elects, such extension fee shall be payable on all outstanding Notes on or before the date on which such Event of Default first occurs. On the 61st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 61st day), the Notes shall be subject to acceleration as provided in Section 6.02 of the Indenture. The provisions of the Indenture described in Section 6.02(d) of the Indenture shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the extension fee in accordance with Section 6.02(d) of the Indenture, the Notes shall be subject to acceleration as provided in Section 6.02 of the Indenture.

In order to elect to pay the extension fee as the sole remedy during the first 60 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with Section 6.02(d) of the Indenture, the Company shall (i) deliver notice to all Holders of Notes and the Trustee and Paying Agent of such election and (ii) pay such extension fee on or before 5:00 p.m. New York City time on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the extension fee, the Notes shall be subject to acceleration as provided in Section 6.02 of the Indenture.

16.      Trustee Dealings with Company.  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.      No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

18.      Discharge.  The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19.      Authentication.  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

20.      Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee and the Company

agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

21.      Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, California 94088

Fax: (408) 774-7002

Telephone: (408) 749-4000

Attn: Legal Department

With a copy to:

Latham & Watkins

140 Scott Drive

Menlo Park, California 94025

Fax: (650) 463-2600

Telephone: (650) 328-4600

Attn: Tad J. Freese, Esq.

ASSIGNMENT FORM

ADVANCED MICRO DEVICES, INC.

7.00% SENIOR NOTE DUE 2024

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES

IN THE PRINCIPAL AMOUNT OF THIS GLOBAL NOTE

The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such increase or decrease	Signature of authorized signatory of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

ADVANCED MICRO DEVICES, INC.

7.00% SENIOR NOTE DUE 2024

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

☐  Section 4.08                     ☐  Section 4.12

If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF ASSIGNMENT FOR 144A NOTES AND

OTHER NOTES THAT ARE RESTRICTED NOTES]

ADVANCED MICRO DEVICES, INC.

7.00% SENIOR NOTE DUE 2024

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

☐  (a)    this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐  (b)  this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-1

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Date:
	NOTICE:	To be executed by an executive officer

B-2

EXHIBIT C

[FORM OF ASSIGNMENT FOR REGULATION S NOTES]

ADVANCED MICRO DEVICES, INC.

7.00% SENIOR NOTE DUE 2024

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

☐  (a)  this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

or

☐  (b)  this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

C-1

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Date:
	NOTICE:	To be executed by an executive officer

C-2

EXHIBIT D-1

[FORM OF LEGEND FOR GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

D-1-1

EXHIBIT D-2

[FORM OF PRIVATE PLACEMENT LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

D-2-1

EXHIBIT D-3

[FORM OF OID LEGEND]

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: ONE AMD PLACE, SUNNYVALE, CALIFORNIA 94088, ATTENTION: CHIEF FINANCIAL OFFICER.

D-3-1

EXHIBIT E

Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S

Wells Fargo Corporate Trust-DAPS Reorg

6th & Marquette Ave 12th Floor

MAC N9303-121

Minneapolis, MN 55479

Re:	Advanced Micro Devices, Inc., a Delaware corporation, as issuer (the “Company”), 7.00% Senior Notes due 2024 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)       the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2)       either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(5)       we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

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EXHIBIT F

[FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, California 94088

Wells Fargo Corporate Trust-DAPS Reorg

6th & Marquette Ave 12th Floor

MAC N9303-121

Minneapolis, MN 55479

Re:  7.00% SENIOR NOTES DUE 2024

Reference is hereby made to the Indenture, dated as of June 16, 2014 (the “Indenture”), between Advanced Micro Devices, Inc., as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $      million aggregate principal amount of:

☐  a beneficial interest in a Global Note, or

☐  a definitive Note,

we confirm that:

1.        We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.        We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Notes under Rule 144 of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act, (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the definitive Note or beneficial interest in a Global Note from us in a

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transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.        We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

4.        We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.        We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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